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                                                                    EXHIBIT 99.1



                                                              AUTHORIZATION FORM
                                                              ------------------

                                EQUITY ONE, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


To:      American Stock Transfer & Trust Company
         40 Wall Street, 46th floor
         New York, NY 10005

         Telephone:  (877) 253-6850
         Fax Number: (718) 234-1440

INSTRUCTIONS
------------

This form is to be used only by Equity One, Inc. shareholders to indicate their interest in participating in the Equity One, Inc. Dividend Reinvestment and Stock Purchase Plan. This form will not be accepted by the Administrator unless it is completed in its entirety and is accompanied by the full amount of the optional cash investment, if any.

The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; and (ii) the Participant has received a current copy of the Prospectus relating to the Plan and agrees to abide by its provisions. If you are electing to make an optional cash investment, it must be at least $100. If your optional cash investment is in excess of $5,000, you must submit a Request for Waiver Form with this form. If your shares are held in your name by a securities depository and you are making an optional cash investment, you must submit a Broker and Nominee Form with this form.

I wish to participate in the Equity One, Inc. Dividend Reinvestment and Stock Purchase Plan as follows (mark an "X" on the appropriate line(s)):

____ FULL DIVIDEND REINVESTMENT. I want to reinvest the cash dividends on all shares now or hereafter registered in my name and on all shares held for me by the Administrator. I may also elect to make an optional cash investment, as noted below.

____     PARTIAL DIVIDEND REINVESTMENT. I want to reinvest the cash dividends on
         _______ shares registered in my name and want to receive cash dividends on the rest of my shares. I understand that cash dividends on all shares held for me by the Administrator will be reinvested in shares. I may also elect to make an optional cash investment, as noted below.

____ OPTIONAL CASH INVESTMENT. I want to make an optional cash investment. I will continue to receive cash dividends on any shares I own outside the plan. I understand that cash dividends on all shares held for me by the Administrator will be reinvested in shares.

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NAME OF PARTICIPANT (MUST MATCH PRINTED NAME BELOW)                             SOCIAL SECURITY NUMBER


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ADDRESS OF PARTICIPANT


---------------------------------------            _____ CHECK   _____ MONEY ORDER       ---------------------
OPTIONAL CASH INVESTMENT AMOUNT, IF ANY            MANNER OF PAYMENT (MARK ONE)          TODAY'S DATE





-------------------------------------                         ------------------------------------------------
PARTICIPANT (SIGNATURE)                                       PARTICIPANT (PRINT NAME)


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